EXHIBIT 32.1
SECTION 1350 CERTIFICATION*
     In connection with the Quarterly Report of Abercrombie & Fitch Co. (the “Corporation”) on Form 10-Q for the quarterly period ended July 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Michael S. Jeffries, Chairman and Chief Executive Officer of the Corporation, and Michael W. Kramer, Senior Vice President and Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/	MICHAEL S. JEFFRIES	/s/	MICHAEL W. KRAMER

	Michael S. Jeffries		Michael W. Kramer
	Chairman and Chief Executive Officer		Senior Vice President and Chief Financial
Officer

Dated: September 7, 2006		Dated: September 7, 2006
*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.